FINISHMASTER INC.

EXHIBIT 11.1-STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                                               Three Months Ended
                                                                                 September 30,
                                                                                  (unaudited)
-----------------------------------------------------------------      -----------------------------------
NET INCOME FOR COMPUTATION
   OF PER SHARE AMOUNTS                                                      1997              1996
-----------------------------------------------------------------      ----------------- -----------------

Net Income attributable to common stock--primary
     and fully diluted                                                   $   712,000      $   827,000
                                                                         ===========      ===========



PRIMARY
-----------------------------------------------------------------

Average shares outstanding                                                 5,992,640         6,000,140

Net effect of dilutive  stock  options--based  on the
   Treasury Stock Method using
   average market price
                                                                                   0                 0
                                                                          -------------    -----------

                                                      TOTAL                5,992,640         6,000,140

PER SHARE AMOUNT(1)                                                       $     0.12      $       0.14
                                                                          =============    ============






FULLY DILUTED
-----------------------------------------------------------------

Average shares outstanding                                                 5,992,640       6,000,140

Net effect of dilutive  stock  options--based  on the Treasury
   Stock Method using Net-effect the quarter-end market price if higher than average market price
                                                                                 0                 0
                                                                        -----------       ----------

                                                      TOTAL               5,992,640        6,000,140

PER SHARE AMOUNT(1)                                                     $      0.12       $     0.14
                                                                        ===========       ==========



(1) Aggregate dilution from stock options is less than three percent of earnings per common share outstanding and therefore need not be reported for either primary or fully diluted earnings per share.

FINISHMASTER INC.

EXHIBIT 11.1-STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                               Nine Months Ended
                                                                                 September 30,
                                                                                  (unaudited)
-----------------------------------------------------------------      -----------------------------------
NET INCOME FOR COMPUTATION
   OF PER SHARE AMOUNTS                                                      1997              1996
-----------------------------------------------------------------      ----------------- -----------------

Net Income attributable to common stock--primary
     and fully diluted                                                   $ 2,123,000      $1,528,000
                                                                         ===========      ==========



PRIMARY
-----------------------------------------------------------------

Average shares outstanding                                                 5,993,656        6,000,140

Neteffect of dilutive  stock  options--based  on the
   Treasury Stock Method using
   average market price
                                                                                 0                 0
                                                                          ------------    ----------

                                                      TOTAL                5,993,656       6,000,140

PER SHARE AMOUNT(1)                                                       $     0.35       $    0.25
                                                                          =============    ============






FULLY DILUTED
-----------------------------------------------------------------

Average shares outstanding                                                 5,993,656       6,000,140

Net effect of dilutive  stock  options--based  on the
   Treasury Stock Method using
   the quarter-end market price if higher than
   average market price
                                                                                 0                 0
                                                                        -----------       ----------

                                                      TOTAL               5,993,656        6,000,140

PER SHARE AMOUNT(1)                                                     $      0.35       $     0.25
                                                                        ===========       ==========



(1) Aggregate dilution from stock options is less than three percent of earnings per common share outstanding and therefore need not be reported for either primary or fully diluted earnings per share.